Exhibit 99.1


                           CLASS A WARRANT TO PURCHASE

                                  COMMON STOCK
                                       OF
                    PURADYN FILTER TECHNOLOGIES INCORPORATED


This is to certify that Joseph V. Vittoria (the "Holder") is entitled, subject to the terms and conditions hereinafter set forth, to purchase One Hundred Thousand (100,000) shares of Common Stock, par value $.001 per share (the "Common Shares"), of Puradyn Filter Technologies Incorporated, a Delaware corporation (the "Company"), from the Company at the price per share and on the terms set forth herein and to receive a certificate for the Common Shares so purchased on presentation and surrender to the Company with the subscription form attached, duly executed and accompanied by payment of the purchase price of each share purchased either in cash or by certified or bank cashier's check or other check payable to the order of the Company.

The purchase rights represented by this Warrant are exercisable commencing April 13, 2005 through and including April 13, 2010, at a price per Common Share of $0.95.

The purchase rights represented by this Warrant are exercisable at the option of the registered owner hereof in whole or in part, from time-to-time, within the period specified; provided, however, that such purchase rights shall not be exercisable with respect to a fraction of a Common Share. In case of the purchase of less than all the Common Shares purchasable under this Warrant, the Company shall cancel this Warrant on surrender hereof and shall execute and deliver a new Warrant of like tenor and date for the balance of the shares purchasable hereunder.

The Company agrees at all times to reserve or hold available a sufficient number of Common Shares to cover the number of shares that could be issued on exercise of this and all other Warrants of like tenor then outstanding.

This Warrant shall not entitle the holder hereof to any voting rights or other rights as a shareholder of the Company, or to any other rights whatever except the rights herein expressed and such as are set forth, and no dividends shall be payable or accrue in respect of this Warrant or the interest represented hereby or the Common Shares purchasable hereunder until or unless, and except to the extent that, this Warrant shall be exercised.

In the event that the outstanding Common Shares hereafter are changed into or exchanged for a different number or kind of shares




         "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE LAWS OF ANY STATE AND HAVE BEEN ISSUED PURSUANT TO AN EXEMPTION FROM REGISTRATION PERTAINING TO SUCH SECURITIES AND PURSUANT TO A REPRESENTATION BY THE SECURITY HOLDER NAMED HEREON THAT SAID SECURITIES HAVE BEEN ACQUIRED FOR PURPOSES OF INVESTMENT AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF REGISTRATION. FURTHERMORE, NO OFFER, SALE, TRANSFER, PLEDGE OR HYPOTHECATION IS TO TAKE PLACE WITHOUT THE PRIOR WRITTEN APPROVAL OF COUNSEL OR THE ISSUER BEING AFFIXED TO THIS CERTIFICATE. THE TRANSFER AGENT HAS BEEN ORDERED TO EXECUTE TRANSFERS OF THIS CERTIFICATE ONLY IN ACCORDANCE WITH THE ABOVE INSTRUCTIONS."

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by the signature of its duly authorized officer.

                                        Puradyn Filter Technologies Incorporated


                                        By:
                                             ------------------------------
                                                  Richard C. Ford, CEO


Dated:
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